Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148, 333-118728, 333-136845 and 333-152213) and on Form S-3 (Nos. 333-136046, 333-136366, 333-143680 and 333-152188) of TerreStar Corporation (formerly Motient Corporation) and subsidiaries of our report dated March 12, 2009 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/  Friedman LLP

East Hanover, New Jersey

March 16, 2010